                                                                  EXHIBIT 99.234

                      RESPONSE TO REQUEST FOR INFORMATION

                          FOR REPLACEMENT OF EXISTING
                              SETTLEMENT SOFTWARE


                                      FOR

                           CALIFORNIA POWER EXCHANGE
--------------------------------------------------------------------------------
                                   CORPORATION


                                       BY

                              [PEROT SYSTEMS LOGO]


                     [CHALLENGE CONVENTIONAL THINKING LOGO]




--------------------------------------------------------------------------------
Copyright 1998

                             In a perfect world...

      needs of customers are always understood, behavior of competitors is always predictable, business and technology investments always deliver.
Nevertheless, it is hardly a perfect world; it is an unforgiving, unpredictable, competitive world. One where success is never final.


   At Perot Systems the deals may differ, the scope of our responsibility may differ from client to client - but two characteristics are always represented.
                       In a sense, they are our hallmark.


      The first has to do with three small words, as in "Perot Systems did everything they said they were going to do-AND THEN SOME." No contract can be written in this era that can precisely define all that we need to do for a client. Yes we do what we say we'll do, but we always endeavor to go beyond.
              That's what our clients have come to expect from us.

      The second characteristic of critical importance is that our interests align with our clients' and that together we continually calibrate the alignment as opportunities, changes and competitive pressures dictate. When alignment is missing, even the best conceived business combination could fail.



--------------------------------------------------------------------------------
(C)Copyright 1998
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STATEMENT OF CONFIDENTIALITY..................................................1
     NATURE OF THIS DOCUMENT..................................................1

EXECUTIVE SUMMARY.............................................................2
     California Power Exchange's Requirement..................................2
     Perot Systems Response...................................................2
     Point of Contact.........................................................2

PEROT SYSTEMS - FACT SHEET....................................................3

PS PROPOSITION: OPTION 1......................................................5
     OUR APPROACH:............................................................5
     PRINCIPAL DIFFERENTIATORS:...............................................5
     VALUE PROPOSITION:.......................................................6
     PRICING:.................................................................6
     SPECIAL FEATURES:........................................................7
     TECHNICAL SOLUTION:......................................................7
     REFERENCES/RESUMES:......................................................7

OPTION 2......................................................................8
     APPROACH:................................................................8
     PRINCIPAL DIFFERENTIATORS:...............................................8
     VALUE PROPOSITION:.......................................................6
     TECHNICAL SOLUTION:......................................................9
     PRICING:................................................................ 9
     SPECIAL FEATURES........................................................ 9
     REFERENCES AND RESUMES..................................................10

OPTION 3:....................................................................11
     APPROACH:...............................................................11
     PRINCIPAL DIFFERENTIATORS:..............................................11
     VALUE PROPOSITION:.......................................................6
     TECHNICAL SOLUTION:......................................................9
     PRICING:.................................................................9
     SPECIAL FEATURES.........................................................9

SOFTWARE SERVICES - PEROT SYSTEMS............................................14
     EUROPCAR................................................................14
     NATIONAL CAR RENTAL.................................................... 16
     TENET HEALTHCARE........................................................18
     PEROT SYSTEMS CORPORATION...............................................19

PSC ORGANIZATIONAL EXPERIENCE - SUMMARY......................................22

SOFTWARE SERVICES - HPS......................................................28
     LEADING INVESTMENT BANK.................................................28
     EAST MIDLANDS ELECTRICITY...............................................29
     M&G30
     AT&T....................................................................32
     TELEKOM MALAYSIA........................................................33
     INTERNATIONAL CLEARING HOUSE............................................35

HPS ORGANIZATIONAL EXPERIENCES - SUMMARY.....................................36

                                 [CONFIDENTIAL]
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[PEROT SYSTEMS LOGO]                                                     Page i
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                                                    STATEMENT OF CONFIDENTIALITY
--------------------------------------------------------------------------------

Please note that this document is of a proprietary and confidential nature. It is submitted on condition that the recipient will keep this document, and all information contained herein, confidential and will use it exclusively for recipient's own internal business evaluation purposes. The recipient of this document agrees to inform its present and future employees, who receive or have access to this document or the information contained herein, of the confidential nature thereof. The recipient also agrees to instruct each employee that he/she should not disclose any information concerning this document to others except to the extent that such matters are generally known to, and are available for use by, the public. The recipient of this document agrees that it will not duplicate or permit others to duplicate any material contained hereunder except for its own internal use.

NATURE OF THIS DOCUMENT

All information contained in this document is indicative only. Perot Systems Corporation shall have no liability of whatsoever nature to any person in respect of this document or any of the contents hereof. Nothing in this document shall constitute an offer capable of acceptance or create or be deemed to create any legally binding obligation.

[CONFIDENTIAL]

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[PEROT SYSTEMS LOGO]                                                      Page 1
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Response to RFI
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                                                               EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

Perot Systems Europe Corporation is pleased to submit this response to the Request for Information ("RFI") issued by California Power Exchange (CPX) for the redevelopment and replacement of its existing settlement system.

CALIFORNIA POWER EXCHANGE'S REQUIREMENT

California Power Exchange runs . . . .

PEROT SYSTEMS RESPONSE . . . .

Summary may be in tabular format

POINT OF CONTACT

Queries on the RFP response should be directed for the attention of . . . at the following address:

Perot Systems Corporation

12377, Merit Drive, Suite 1100, Dallas, TX 75251.

Telephone

Facsimile

Email

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                                 [CONFIDENTIAL]

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[PEROT SYSTEMS LOGO]                                                      Page 2

Response to RFI

                                                      PEROT SYSTEMS - FACT SHEET

1. Perot Systems is a privately owned information technology services company that partners with clients to support their strategic efforts in business reengineering, change management, systems integration, software development and maintenance and telecommunications engineering and operations.

2.   Founded in June 1988 by Ross Perot and eight of his business associates.

3. Perot Systems, headquartered in Dallas, has more than 5,600 employees worldwide.

4. The company entered the European market in 1990, and today, is rapidly expanding its business in Europe and Asia.

5. Its major clients are industry leaders in the financial services, healthcare, energy, travel and leisure, telecommunications, manufacturing and insurance industries.

     Some of these clients include:

     o Swiss Bank Corporation (third-largest bank in Switzerland) NationsBank (second-largest bank in the US)

     o    Europcar (Europe's largest rental car agency)

     o    Tenet Healthcare (second-largest healthcare provider in the United
          States)

     o Thrifty Car Rental (The reservations interface of the site was pioneered by Perot Systems Corporation)

6. Perot Systems is among the first computer facilities management companies to be ISO 9001 quality standard certified.

7. The company had approximately $350 million in 1995 annual revenues and a backlog of more than $1.5 billion in future contracted business. Revenues in 1996 were approximately $600 million.

8. In January 1996, Perot Systems signed a strategic information technology alliance with Swiss Bank Corporation of Basel, Switzerland, significantly increasing the company's global and financial presence.

9. In 1996 and 1997, Perot Systems strengthened its core competencies by entering into the following mergers and acquisitions:

     o    Stamos Associates Inc. (a 30 member healthcare consulting firm)

     o Icarus Consulting (management consulting firm that serves travel and transportation industries in Europe)

                                 [CONFIDENTIAL]

[PEROT SYSTEMS LOGO]                                                      Page 3
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     o    Syllogic (leading technology company that specializes in systems management, data warehousing and data mining and services, 125 employees)

     o    Western Pacific Airlines (a 5 year strategic services alliance)

     o    Swissair (Swiss National Airline)

     o Benton International (consulting organization, expertise in electronic commerce)

     o HCL - known as HPS (a joint venture with HCL Corporation, India's largest information technology group for offshore and onsite software development)

     o Rothwell International (Houston-based object-oriented application development firm, a Perot Systems subsidiary)

     o The Technical Resource Connection - TRC (provider of distributed object-oriented consulting services, a Perot Systems subsidiary)

     o Doblin Group (strategic design planning firm and pioneer in "user centered" strategy. Doblin keeps name, but is a Perot Systems subsidiary)

     o Commsys (vendor of customized telecommunications billing software and services, a Perot Systems subsidiary)

                                  [CONFIDENTIAL]


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[PEROT SYSTEMS LOGO]                                                      Page 4

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                            PS PROPOSITION: OPTION 1

PEROT SYSTEMS TO PROVIDE CONSULTING SERVICES TO THE PX TO DEVELOP THE NEW SETTLEMENTS SOFTWARE IN-HOUSE.

                                                                   OUR APPROACH:
--------------------------------------------------------------------------------

Perot Systems will provide expert consultants to the PX on Time and Material (T&M) basis. The PX will select these experts to help it define, specify, design, develop, test, and integrate and deploy its Settlements software as well as perform documentation and training for the new software. Perot Systems will also make available, as needed and on T&M basis, software development professional to assist with the PX in-house development. Perot Systems experts available to the PX for Settlements under this option are:

     o    Energy business experts

     o    Financial Settlements experts

     o    IT project managers

     o    Database Administrators

     o    Database applications developers

     o    Web experts

     o    Applications programmers

                                                      PRINCIPAL DIFFERENTIATORS:
--------------------------------------------------------------------------------

     o Knowledge of financial Settlements in many partner and client financial institutions

     o Knowledge of UK energy market Settlements through our involvement at the East Midland electricity (EME) - third largest Regional Electricity Company in the UK

     o Deep knowledge of California energy market, California ISO and California PX

     o    Deep knowledge of PX business protocols and systems

                                 [CONFIDENTIAL]
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[PEROT SYSTEMS LOGO]                                                     Page 5

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     o    Knowledge of the PX Settlements system

     o    Existing effective and smooth working relationship with the PX

                                                              VALUE PROPOSITION:
--------------------------------------------------------------------------------

The PX will have the flexibility to develop its Settlements software in a timely and efficient manner.

                                                                        PRICING:
--------------------------------------------------------------------------------

The PX will decide on the number of Perot Systems associates that will be engaged at the PX to provide consulting on the development of the PX Settlements software. The PX will be fully responsible for the project schedule and quality. The PX will pay Perot Systems special PX rates for each associate engaged in this development project. The special PX rates are dependent on the overall size of the Perot Systems engagement at the PX. The following table is an indicative range of prices for these functional and technical experts.

               AREA OF EXPERTISE               MONTHLY PRICE RANGE
               -----------------               -------------------
Energy business experts                 $30,000 - $40,000

Financial Settlements experts           $30,000 - $40,000

IT project managers                     $20,000 - $30,000

Database Administrators                 $20,000 - $30,000

Database applications developers        $20,000 - $30,000

Web experts                             $20,000 - $30,000

Applications programmers                $15,000 - $25,000

                                 [CONFIDENTIAL]
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[PEROT SYSTEMS LOGO]                                                     Page 6

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                                                               SPECIAL FEATURES:
--------------------------------------------------------------------------------

Perot Systems will be interested to discuss this consulting activity as part of a larger business consulting and applications development work that will be beneficial for both organizations.

                                                             TECHNICAL SOLUTION:
--------------------------------------------------------------------------------

Perot Systems will participate in the design of the technical solution led by the PX.

                                                             REFERENCES/RESUMES:
--------------------------------------------------------------------------------

[names of financial institutions, EME, ISO, etc.]

Sample resumes of some of our Principal domain and functional experts are attached in appendix 1.



                                 [CONFIDENTIAL]



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[PEROT SYSTEMS LOGO]                                                      Page 7
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                                    OPTION 2
--------------------------------------------------------------------------------

PEROT SYSTEMS TO DESIGN, DEVELOP AND DEPLOY THE PX NEW SETTLEMENTS SOFTWARE PER PX SPECIFICATIONS

                                                                       APPROACH:
--------------------------------------------------------------------------------

Perot Systems will develop the new PX Settlements Software per PX specifications and protocols using the system architecture presented in the Technical Solution described below.

                                                      PRINCIPAL DIFFERENTIATORS:
--------------------------------------------------------------------------------

     o Knowledge of financial Settlements in many partner and client financial institutions

     o Knowledge of UK energy market Settlements through our involvement at the East Midland Electricity (EME) - third largest Regional Electricity Company in the UK

     o Deep knowledge of California energy market, California ISO and California PX

     o    Deep knowledge of PX business protocols and systems

     o    Knowledge of the PX Settlements system

     o    Existing effective and smooth working relationship with the PX

     o Partnership with EMC (need to spell out and expand) to develop the world's second largest financial Settlements for currency exchange in Europe

     o Development of Settlements system with/for Cedel Group (need to spell out)

     o Development of Settlements system for Telecom Malaysia (need to spell out)

     o    Development of the EME EBET Settlements Software

     o Project management for the development of several components of the California ISO systems including major portions of the ISO Settlements Software; and

     o    Development of specialized applications for the PX Settlements Group


                                 [CONFIDENTIAL]


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[PEROT SYSTEMS LOGO]                                                      Page 8
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                                                              VALUE PROPOSITION:
--------------------------------------------------------------------------------

Perot Systems will leverage proven financial system architectures, deep knowledge of the PX Settlements process and our existing relationship with the PX to shorten the development cycle and raise the certainty of success.

                                                             TECHNICAL SOLUTION:
--------------------------------------------------------------------------------

[Bill please add. Please ensure to refer to the language used by the PX.]

                                                                        PRICING:
--------------------------------------------------------------------------------

We believe that we will be able to develop and deploy the new Settlements Software within one year from the start date of the project. Hence, if the project is awarded to Perot Systems before the end of 1998, we should be able to complete this development project by the end of 1999.

Our rough price estimate for this development work is around $5 million. The annual cost of software maintenance is estimated as 10% of the development cost. All upgrades to the software will be performed on T&M bases and according to the special PX rates.

Only a careful evaluation of the actual and final specifications for the Settlements Software will allow Perot Systems to develop a more accurate price estimate. Hence, we propose an initial study period to refine project plan and price estimate.

                                                                SPECIAL FEATURES
--------------------------------------------------------------------------------

Perot Systems will grant the PX a non-exclusive license for the use of the developed Settlements Software. The PX shall have the right to modify the software. The PX shall have the right to use the Settlements Software for applications to wholesale markets outside the PX but shall share profits from such applications with Perot Systems. Perot Systems will share royalties from future sale of the developed Settlements Software to wholesale PX clients in United States.


                                 [CONFIDENTIAL]
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[PEROT SYSTEMS LOGO]                                                      Page 9


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                                                          REFERENCES AND RESUMES
--------------------------------------------------------------------------------

- EBET for EME

- Cedel's system

- Telecom Malaysia

- EMC

[Bill and Ed need your input here.]

                                 [CONFIDENTIAL]


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[PEROT SYSTEMS LOGO]                                                     Page 10
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                                   OPTION 3:
--------------------------------------------------------------------------------

PEROT SYSTEMS AND THE PX TO JOINTLY FUND THE DEVELOPMENT OF THE NEW SETTLEMENTS SOFTWARE AND CREATE A THIRD PARTY AGENCY TO OUTSOURCE THE PX SETTLEMENTS PROCESS AND THAT OF OTHER WHOLESALE MARKET PARTICIPANTS IN THE UNITED STATES.

                                                                       APPROACH:
--------------------------------------------------------------------------------

Perot Systems will first develop the new PX Settlements Software. Perot Systems will then create a third party agency in partnership with other entities, which can include the PX, to outsource the Settlements calculation process at the PX and other wholesale markets in the United States.

                                                      PRINCIPAL DIFFERENTIATORS:
--------------------------------------------------------------------------------

     o Knowledge of financial Settlements in many partner and client financial institutions;

     o Knowledge of UK energy market Settlements through our involvement at the East Midland Electricity (EME) - third largest Regional Electricity Company in the UK;

     o Deep knowledge of California energy market, California ISO and California PX;

     o    Deep knowledge of PX business protocols and systems;

     o    Knowledge of the PX Settlements system; and

     o    Existing effective and smooth working relationship with the PX;

     o Partnership with EMC (need to spell out and expand) to develop the world's second largest financial Settlements for currency exchange in Europe;

     o Development of Settlements system with/for Cedel Group [need to spell out and explain]

     o Development of Settlements system for Telecom Malaysia [need to spell out and explain]

                                 [CONFIDENTIAL]


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[PEROT SYSTEMS LOGO]                                                     Page 11
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     o    Development of the EME EBET Settlements Software [need to spell out and explain]

     o Project management for the development of several components of the California ISO systems including major portions of the ISO Settlements Software;

     o    Development of specialized applications for the PX Settlements Group;

     o Outsourcing of IT and business services at EME, Sitel, Comsys, . . . [Bill/Ed/others please expand].

                                                              VALUE PROPOSITION:
--------------------------------------------------------------------------------

A one stop shop to meet all settlements needs of the PX and provide a potential revenue stream for the PX.

                                                             TECHNICAL SOLUTION:
--------------------------------------------------------------------------------

We will be implementing the same technical solution proposed for Proposal Option 2 in this option as well.

                                                                        PRICING:
--------------------------------------------------------------------------------

We believe that we will be able to develop and deploy the new Settlements Software within one year from the start date of the project. The PX shall pay Perot Systems around $2.5 million for this development work. Perot Systems and its partners, which could include the PX, will share the cost to create of the third party Settlements outsourcing agency (SETOUTS) including the cost of additional hardware and software requirements.

An outsourcing contract with the minimum time duration of 5 years will be required from the PX under this proposal option. The estimated annual fee for this outsourcing option will be $XX million per year [still working on this]. Another approach will be for the Perot Systems and the PX to review current cost of Settlements calculation activities at the PX and establish a pricing mechanism that contains a percentage saving over the current expenditures.

The SETOUTS agency will perform all the Settlements calculation responsibilities of the PX as stated within the current PX Settlements tariffs. SETOUTS will also participate in the development of the PX Settlements related protocols, tariffs and regulatory filings.

                                 [CONFIDENTIAL]

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[PEROT SYSTEMS LOGO]                                                     Page 12

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Only a careful evaluation of the actual and final specifications for the
Settlements Software will allow us to develop more accurate price estimates for this joint venture. Hence, we propose an initial study period to refine the joint development plans and price estimate.

                                                                SPECIAL FEATURES
--------------------------------------------------------------------------------

As a potential partner in the SETOUTS, PX will share all the profits and benefits of this joint venture.



                                 [CONFIDENTIAL]
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[PEROT SYSTEMS LOGO]                                                Page 13
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                                               SOFTWARE SERVICES - PEROT SYSTEMS

                                                                        EUROPCAR
--------------------------------------------------------------------------------

DESCRIPTION

Europcar and Perot Systems signed a ten-year contract in 1992 to develop, implement and operate a rental car system for Europcar's nine corporate countries in Europe. Europcar is the largest car rental company in Europe and The GreenWay System that Perot Systems developed was the first rapid deployment of a very large OLTP system built on a UNIX/Oracle platform.

GreenWay consists of a single database containing all aspects of information about customers, reservations, rental agreements, customer billing, and the fleet supporting the business. The GreenWay applications currently support more than 3500 users throughout Europe and routinely execute 800 SQL statements per second and 11 commits per second. All transactions are read/write. Below are the high level statistics which describe the application development effort for
Europcar:

Overall Effort:

     o    300 person-years within first two years

     o    At peak 330 people

Application Size: 5300 Modules

     o    >500 Oracle forms

     o    >500 Pro C programs

     o    >130 ReportWriter modules

     o    >100 large stored procedures

     o    Rest include header files, batch modules, etc.

CHALLENGES AND ACCOMPLISHMENTS

The development timeline for the GreenWay System included a lengthy and painful process of learning how to develop efficient, reliable applications that would perform well and scale up to support 3500 users in an oracle environment. Database administrators learned the internals of the Oracle database, Oracle Parallel Server option and the Sequent lock manager in order to explain to the developers the proper techniques to use to get the architecture to scale. Buying bigger boxes was not the only answer. The applications had to be written in ways that took advantage of the capabilities of Oracle while avoiding the pitfalls. Examples include avoiding the use of dynamic SQL to gain benefits from Oracle's ability to re-use SQL statements and dramatically improve performance.

                                 [CONFIDENTIAL]

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[PEROT SYSTEMS LOGO]                                                     Page 14

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Constraint checks were moved from the database to the applications to ensure the intelligent implementation of logical business constraints without impacting overall database performance. Portable C code development standards were crucial to ensure rapid application migration across platforms. These and other application techniques were employed to get the best performance at the least cost for Europcar.

The implementation began on a 3 node NCR 3600 SMP platform running Oracle Parallel Server, with Oracle's Multi-threaded Server Option. Performance demands, transaction volumes, and the hardware constraints of this platform, (at the time up to 8 i486 processors and 512 MB of memory per node), forced GreenWay to be migrated from NCR to a Sequent Symmetry System 2000/790 cluster in late 1993. This first migration proved the concept of Open Systems where applications can be rapidly moved from one platform to another to take advantage of newer, cheaper, faster hardware. GreenWay was in Production when this first migration took place. All Europcar reservations were made in GreenWay, plus rental operations for England, Belgium, Holland and Switzerland as well. The entire GreenWay database was moved from the NCR system to the Sequent in less than four hours during a normally scheduled weekend outage. The customer was not affected.

Ever increasing demand on GreenWay required the implementation of the first Sequent Symmetry System 5000/SE60 4-node cluster in the summer of 1994. The benchmark that took place at the Perot Systems Paris Data Center verified the new 4-note cluster would be able to handle projected workload volumes through 1997. In mid 1997, a third benchmark on the new NUMA-Q platform proved GreenWay could be run on a single 5 QUAD NUMA-Q with 10GB of memory. This is the platform GreenWay runs on today.

Each platform migration included comprehensive benchmarks to validate performance gains while ensuring operational stability. As the production database was moved from the older to the newer platforms, the older systems were moved into application server or support system roles. The oldest and most expensive platforms to maintain were retired. The strategy provided the capacity to meet seasonal peaks, ensure reliable performance and reduce overall maintenance costs.

The platform migrations benefited Europcar and Perot Systems in other ways. Europcar continued to get performance improvements at lower overall per transaction costs. IT costs per Rental Agreement went down in the first year from 7% to 5%. By the 3rd year, costs were down to 3% of revenue. Perhaps the biggest productivity gain attributed to GreenWay can be measured in terms of overall Europcar headcount which went down from a high of 4500 employees in 1992, to a low of 3650 by the end of 1994.

Perot Systems gained invaluable experience in benchmarking and migration techniques that could not have been realized any other way. Perot Systems developed a comprehensive benchmark that enables us to accurately test the performance of new hardware and Oracle DBMS releases. In addition, the demands of GreenWay revealed more than 200 architectural and design bugs in Oracle that were fixed by Oracle for the Perot Systems Version (7.0.15.perot), yet were not available in other Oracle production releases until 7.3, some not available until release 8.1. The benchmark developed for Europcar was executed again for National Car Rental in late 1997 and early 1998. NCR hired two consulting agencies, Gartner Group and Giga Information Group, to review the benchmark results. Both groups concurred on the results of the benchmark. Gartner Group went so far as to say it was the best benchmark methodology and execution they had ever

                                 [CONFIDENTIAL]

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[PEROT SYSTEMS LOGO]                                                    Page 15

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seen. In addition, one of the Perot Systems Associates who participated in the benchmark effort is currently writing a book for Addison-Wesley on implementing large scale Oracle UNIX database systems.

As an active, contributing member of the Oracle Customer Advisory Council, Perot Systems has a long-standing relationship with Oracle. In 1994, Oracle developers, with source code in-hand, worked onsite in Paris and Heathrow with Perot Systems to identify and correct the deficiencies.

In addition Perot Systems is an active, contributing member of the Oracle Customer Advisory Council. Perot Systems has been an Oracle beta test site for every release of Oracle since 7.0.15. Close ties with the Oracle development staff in Redwood Shores, CA are still in place today and are used both officially and unofficially to the benefit of all our clients. This relationship ensures Perot Systems provides the best Oracle solutions and the highest performance possible for all our clients.

                                                             NATIONAL CAR RENTAL
--------------------------------------------------------------------------------

DESCRIPTION

The National Car Rental Internet/Intranet environment Perot Systems has created focuses on leveraging and expanding the range of the back-end reservations system (Odyssey) and other in-house application/database systems by web-enabling these systems. Starting in mid-1997, a Perot Systems development team dedicated to National Car Rental continues to develop two major systems:

1. Public Internet/web services focused around www.nationalcar.com and its supporting infrastructure. Using our application development methodology, Perot Systems has developed the content, created the look and feel of the system, and provided applications develop which allows visitors to the site to book car rentals via the Internet, as well as receiving corporate data, Emerald Aisle membership, and job postings. The site is built on Netscape Enterprise Server and Java applets running on Windows NT Server using HP hardware, and using standard HTTP, HTML and SSL approaches. The Internet booking engine leverages the back-end Odyssey reservations system used by National and its agents. The web server applications use Java RMI to communicate through a firewall to the HP-UX Odyssey servers, which in turn utilize Java JNI to connect to a C interface, and then on to the back-end Oracle databases. Perot Systems also maintains separate, secured development and staging systems for this site, and houses the aforementioned systems, servers and attendant infrastructure in its Richardson, TX data center. To create additional traffic for this web presence, a variety of tools which publicize the site on public indexes, search engines, and manipulate search index results, are utilized.

2. Private Intranet services: Perot Systems has developed two online systems that form the backbone of the National Car Rental Intranet. First, an enterprise-wide policies and procedures reference, previously hosted on an IBM mainframe CICS environment and called Reference Information Cross-reference (RInX), has been ported to a new web-based system called ORI (Odyssey Reference Information). The ORI system holds static content in an Oracle database environment, allows permissions-based end

                                 [CONFIDENTIAL]

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[PEROT SYSTEMS LOGO]                                                    Page 16





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     user content update in a web-based interface, and a sophisticated search capability. Second, a variety of self-service human resources applications are being developed to leverage National's PeopleSoft system. In addition to HR self-service like benefits enrollments and elections, functions include a performance evaluation system, online training and skill set management. The system served 3500 end-users and is built on Netscape Enterprise Server and Java applets running on Windows NT Server on HP hardware. As is the case with the Internet presence, a multi-tiered architecture has been deployed which leverages the back-end transaction processing capability of large HP-UX systems running Tuxedo, JOLT, PeopleSoft and Oracle. Automated usage analysis is performed on both the Intranet and Internet web servers by a variety of criteria (including grouping of hits into user sessions, categorizing by geographic origin, time of day, day of month, and so on) and provided via a secured web interface to National management.

From an end-user perspective, Perot Systems supports desktop access to Internet services such as the World Wide Web, supporting the client's standard Microsoft IE 3.x browser as part of its standard user support processes. Perot Systems aided National in sizing, obtaining competitive pricing for, and deploying end-user Internet connectivity through a national ISP, including integrating this connectivity.

ADVANTAGES AND CHALLENGES

The web-enabled architecture used has many advantages:

     o The modular four-tier production architecture (web server, web applications server, Odyssey applications server, and Odyssey database server) was designed for scalability.

     o the selection of many out-of-the-box components at the top (web) tiers speeds development and delivery, and allows easy upgrading or technology changes at each tier to tune the system.

Challenges to the environment include:

     o Additional complexity and management requirements of multiple platforms to support the end-to-end web application.

     o Integration and out-of-the-box functionality of the Netscape and Java platform on Windows NT Server is not as tight as, or as rich as Microsoft's web tools.

DOCUMENTED IMPROVEMENTS

For the public web presence, Perot Systems' booking solution replaces use of Microsoft Expedia, a third party service used to take electronic reservations. The Expedia system created distribution channel costs equivalent to using a travel agency, but the new system created by Perot Systems interfaces directly to the core reservations system, obtaining the benefits of a business rules-based system while eliminating multiple distribution costs, including commissions, global distribution systems fees, and potentially other costs like settlements. The new system will enable National to shift part of their sales channel from voice and global reservations systems to end users and agencies, bypassing the global distribution systems and coming directly to the Odyssey system. Expected savings on these distribution fees by unit are expected to equal or exceed the current margin on a car rental. Moreover, since implementing this system, and making modifications aimed at

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driving additional traffic from search engines, monthly user sessions to the site have increased 165%.

In the ORI Intranet application, the goal has been to establish a reference information application integrated with core business systems, and to disperse this information as widely and easily as possible. In practice, the application has, by eliminating duplicated information and using relational database technology, reduced the volume of electronic reference data kept by 90% and greatly simplified access across the enterprise. Moreover, the staff required to maintain the new system is 50% less than the staff previously required.

                                                                TENET HEALTHCARE
--------------------------------------------------------------------------------

DESCRIPTION

Since 1996, Perot Systems has aided Tenet Healthcare in building an Intranet where none previously existed. Because Tenet's business model is built around acquisitions of disparate hospitals, little centralized corporate HR data previously existed, and that which did was often fragmented and in a variety of formats. Moreover, end user computing platforms ranged from various PC operating systems to Macintosh and UNIX workstations, an ideal environment to leverage the cross-platform capabilities the web offers. Using a mainframe payroll system called Genesis to populate basic user information, plus numerous other data feeds, Perot Systems first created a web-enabled core corporate directory from which intranet applications could be extended. This core database cross-references Associate information, facilities and location data.

The first applications included an end-user oriented employee and facility directory with users able to update content they are responsible for (from site information to personal data). More recent applications include web-enablement of a PowerBuilder/Sybase EIS system; NewsNet, a means by which company-wide management receives press related to Tenet from the Public Affairs department; and a system by which doctor sanctions and reinstatements from the federal Office of the Inspector General can be tracked. Currently the site serves 5000 registered users, but faces a possible audience of over 100,000 Tenet Associates. Automated usage analysis is performed on both the Intranet and Internet web servers by a variety of criteria (including grouping of hits into user sessions, categorizing by geographic origin, time of day, day of month, and so on) and provided via a secured web interface to Tenet management.

The Tenet Intranet environment, now called PULSE, today comprises a multi-tier server architecture that divides web server, application server, search engine and database server components. The computing platform for this Intranet is almost exclusively Microsoft based; products used include Windows NT Server, SQL Server, SiteServer, IIS4, and components of the Microsoft Commercial Internet System (specifically, NNTP services), all running on Compaq hardware. Source code is controlled using Visual SourceSafe. Most content on the site has been developed to Active Server Pages (ASP). Today a blended team of Perot Systems developers, some dedicated to Tenet's project, and others with expertise in developing our own internal TRAIN system and all operating under Perot Systems' application development methodology, work on this ongoing project.
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From an end-user perspective, Perot Systems supports desktop access to Internet services such as the World Wide Web, supporting the client's standard browsers. Perot Systems aided Tenet in sizing, obtaining competitive pricing for, and deploying end-user Internet connectivity through a national ISP.

ADVANTAGES AND CHALLENGES

The self-service Intranet model works well in several aspects:

     o Using out-of-the-box server components and commodity development tools (like Microsoft's development suites) speeds development, lowers cost, virtually guarantees toolset interoperability, and ensures availability of qualified talent to deliver solutions.

     o Integration of existing NT domain authentication for user security leverages existing NT infrastructure and allows easy, unified administration of NT group privileges which also apply to the Intranet.

However, there are also challenges associated with this specific client:

     o Having no central HR system creates difficulties in populating and maintaining authoritative employee directory data, the heart of most Intranets.

     o NT domain authentication does not scale well in the current version of NT and IIS to a company the size of Tenet, and it is expected that a directory-based membership system is required as the system grows.

DOCUMENTED IMPROVEMENTS

Tenet has focused on using their Intranet to improve communications quality and efficiency to its associates in an era of rapid acquisitions. Before the Intranet, there was no single detailed, authoritative data repository for individuals. For instance, the system that preceded the NewsNet component of PULSE was manual and labor-intensive, and involved a staff reading newspapers & magazines, clipping articles, photocopying and faxing them to managers around the country. Also, a weighty facility guide previously assembled in desktop publishing systems and distributed in hardcopy is now being discontinued. In both these cases, significant savings are expected in labor and materials costs.

                                                       PEROT SYSTEMS CORPORATION
--------------------------------------------------------------------------------

DESCRIPTION

A major component of Perot Systems' infrastructure is its Intranet, "TRAIN" (The Real-time Associate Information Network). Through TRAIN, Perot Systems employees everywhere have instant access to many of their personnel records, finances, company information and a variety of self-serve applications right from their web browser. TRAIN is a powerful internal communications vehicle that provides worldwide, real-time access to information on corporate strategies, policies and news to nearly 6,000 associates worldwide.

The guiding concept behind TRAIN was to build a system "by the people, for the people" with a focus on associate self-service and hence, reduction of infrastructure support and

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overhead. Moreover, any and all of Perot Systems' associates can contribute to
TRAIN so it is, in fact, co-created by the very individuals it serves. In keeping with Perot Systems' corporate philosophy of seamlessly integrating technology with business processes, TRAIN's development team studied and implemented strategic organizational design concepts, just-in-time learning and behavioral change management techniques to understand the potential impact and value of an Intranet.

TRAIN was established in 1996, and underwent a complete redesign in 1997 to provide more attractive, consistent user-friendly interfaces. It is delivered on a platform of predominantly Microsoft tools: Windows NT Server, IIS, SQL Server, Site Server, Index Server, Visual InterDev and Visual Studio, but also third-party tools like PointCast's Iserver, all running on Compaq hardware. Source code is controlled using Visual SourceSafe. TRAIN's architecture divides development, staging (or "model office"), and production environments; its server architecture divides web, index, application and database functions into separate servers. The TRAIN production environment is hosted in Perot Systems' Richardson, TX data center.

TRAIN has twice been awarded the CIO Magazine WebMaster 50/50 award, which recognizes the top 50 Internet and the top 50 Intranet web sites in the public and private sectors.

ADVANTAGES AND CHALLENGES OF THE VARIOUS APPROACHES

The TRAIN concept, supported by Perot Systems' application development methodology, has significant advantages:

     o Using out-of-the-box server components and commodity development tools (like Microsoft's development suites) speeds development, lowers cost and ensures availability of qualified talent to deliver solutions

     o Integration of existing NT domain authentication for user security leverages existing NT infrastructure and allows easy, unified administration of NT group privileges which also apply to the Intranet

     o Cultural fit with the entrepreneurial and "self-service" aspects of Perot Systems' people

     o    Reduced overhead costs for many corporate functions

     o    Team and organizational self-publishing

     o Leverage of the PeopleSoft HR system with automated review and staging mechanisms

     o Reusability of architecture, processes, tools and code for many of our clients' Intranet needs

     o Migrating applications to this interface (which in all cases to the end user support well known protocols such as standard HTML, HTTP and SSL running on well-known ports) enables easy transmission through Perot Systems' secured extranet environment

Challenges TRAIN faces include:

     o    Scalability beyond current NT/ASP platforms

     o    Content and "look and feel" coordination for self-publishing

     o Demand for ASP applications development that can't be handled by a requesting end-user

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DOCUMENTED IMPROVEMENTS

MARKETING: TRAIN has long provided marketing collateral in multiple forms--MSWord, PDF, html--but now Associates view the latest material and order it on-line, directly from the vendor, without ever contacting a marketing office. Since its introduction, the marketing support staff has been reduced by more than 55%. Nor is this capability limited to collateral material; Associates order stationary, envelopes and other material. On-line databases show Associates third-party research sources, and the status of projects, clients, industry groups and competencies worldwide. This information, combined with proposal archival and methodology, deal tracking and deal review systems, have reduced proposal development times 60% and marketing costs 50%.

PROCUREMENT: Associates wanting to order hardware, software, etc. merely order the items on-line, through TRAIN. This application had reduced costs considerably while ensuring manager approval (also on-line). Licensed software, once found on myriad serves across Perot Systems, is now on the Intranet along with instructions and version and license information.

HUMAN RESOURCES: TRAIN excels in providing self-service applications that interface to the PeopleSoft database. Thanks to TRAIN, HR headcount has remained steady, despite corporate growth of over 1,400 people in 1997. Deferred clerical hires of HR Personnel savings are estimated at $70,000 this year and this figure is estimated to grow every year. An application used for online health and insurance benefits enrollment saved the company $100,000 in a single month. New HR applications are added quarterly. Other applications allow Associates to view 401(k) performance, generate personalized employment verification letters and input process team goals and objectives.

MANAGERS' WORKBENCH: This set of applications links managers to a consistent view of several protected databases so they can review the information of those who work for them including: performance goals, resumes, skills, compensation/bonus history, administrative details, emergency information, etc. This interface also provides automatic prompts and tracking of goals and objectives while connecting managers them with the policies and forms required to reward people with bonuses and other benefits. This has aided in the efficiency and effectiveness of individual managers while helping to control organizational overhead.


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                                                 PSC ORGANIZATIONAL EXPERIENCE -
                                                                         SUMMARY
--------------------------------------------------------------------------------

   FUNCTION                         EXPERIENCE                                             REMARKS
   --------                         ----------                                             -------
Requirements                NATIONAL CAR RENTAL                                  o  Perot Systems processes
Management                                                                          employ full documentation
                               o  Structured requirements definition process        of business requirements
                                                                                    with active user
                               o  Point releases                                    involvement.

                               o  Functional area representation                 o  Business requirements are
                                                                                    integrated through all phases
                            UBS                                                     of the development life
                                                                                    cycle.
                               o  "Use cases" employed for requirements
                                  analysis                                       o  Satisfaction of requirements
                                                                                    is tracked and verified.
                               o  Reverse engineering tools employed to
                                  glean business functionality                   o  User sign-off ensures
                                                                                    business acceptance.
                               o  User validated business requirements
                                                                                 o  Requirements form the
                            VOLKSWAGEN                                              baseline for Change Control
                                                                                    process and maintenance
                               o  "Up front" requirements design for entire         activities.
                                  project

                               o  "Use case" analysis

                               o  User involvement and sign-off

                            AT&T

                               o  Formal business requirements process
                                  supporting application, development,
                                  maintenance and testing

                               o  Close user involvement

                               o  Sign-off process

                               o  Requirements satisfaction metrics

                            EME

                               o Business user groups produce requirements specifications

                               o Employs requirements register with client sign-off

                               o Completion of requirements is signed off with users at end of system test

Application                 NATIONAL CAR RENTAL                                  o  Overall project management,
Development                                                                         planning, and control
                               o  Development at remote facilities
                                                                                 o  Incremental application
                               o  Clear roles and responsibilities                  development, and delivery

                               o  Functional "Core Team" employed in entire      o  Active user participation
                                  life cycle
                                                                                 o  Rigorous change control
                               o  Rigorous change control



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
   FUNCTION                          EXPERIENCE                                         REMARKS
   --------                          ----------                                         -------
                        o Model Office to ensure quality testing              o Systems aligned to business
                                                                                initiatives

                      UBS                                                     o Common system architecture
                                                                                of building applications
                        o Offshore development                                  enabling separation of
                                                                                business and technology
                        o Change management process
                                                                              o Development checkpoints
                        o Quality management process
                                                                              o Consistent design
                        o Long distance migration methodology                   methodology

                        o Verification and validation of requirements         o Application prototyping

                        o Project Management methodology                      o Process quality

                      VOLKSWAGEN

                        o Incremental phased methodology

                        o Object-based 3-tiered client server

                        o Platform and technology migration of
                          existing functionality

                        o Booch methodology

                      AT&T

                        o Effective project management

                        o Design walkthroughs

                        o Change management process

                        o Iterative construction

                      EME

                        o Effective project management

                        o Iterative construction

                        o International multi-site development

                        o Change Control Board with EME Design
                          Authority

                        o Proactive user involvement

System Testing        NATIONAL CAR RENTAL                                     o Dedicated testing team
and Accepting
                        o Model office employed for quality testing           o Automated defect tracking
                                                                                and reporting
                        o Volume and performance testing
                                                                              o Development of overall test
                        o Defect tracking and status reporting through          plan
                          Trouble Reports
                                                                              o Test case development and
                        o Automated notification of high severity               execution
                          problems
                                                                              o Close integration between
                      UBS                                                       testers, clients, and
                                                                                developers
                        o Business acceptance testing consistent
                          between legacy and target platforms                 o Status reporting

                        o Automated testing tools                             o Metrics capture

                        o Test cases based on reverse engineered              o Test execution cycles
                          business processes


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
----------------------------------------------------------------------------------------------------------------
   FUNCTION                                 EXPERIENCE                                     REMARKS
----------------------------------------------------------------------------------------------------------------
                          o  Testing repository used for function and          o  Test team and client sign-off
                             regression testing
                                                                               o  Regression testing
                     VOLKSWAGEN
                                                                               o  Unit testing
                          o  Functionality tracking
                                                                               o  String testing
                          o  Test script development and execution
                                                                               o  System, integration and
                          o  User sign-off                                        operational testing

                     AT&T                                                      o  Volume and response time
                                                                                  testing
                          o  Automated tool for defect and issue tracking

                          o  Test strategies, plans, cases, data,
                             verification scripts,

                          o  Separate test environments

                          o  Execution schedules

                          o  Status reporting in both narrative and
                             metrics.

                          o  Unit testing through string, system,
                             integration and operational testing

                          o  Volume and response time testing

                     EME

                          o  Formal testing methodology

                          o Automated tools used for defect tracking and reporting

                          o  Unit, integration, system, and user
                             acceptance testing performed

                          o  Team and client sign-off
----------------------------------------------------------------------------------------------------------------
Application          NATIONAL CAR RENTAL                                       o  Change Control is key
Maintenance
                          o  Remote maintenance                                o  Requires trained
                                                                                  maintenance resource pool
                          o  Large pool of trained maintenance
                             personnel                                         o  Controlled release control to
                                                                                  production
                          o  Maintenance simplified due to up to date
                             system documentation                              o  Planned release schedule

                          o  Use of Change Control Board                       o  Accommodate emergency
                                                                                  production fixes
                          o  Close integration with production release
                             team                                              o  Close client involvement

                     VOLKSWAGEN

                          o  Test script development

                          o  User sign-off

                     AT&T

                          o  Change control process utilized

                          o  Reduced support cost through consistent
                             application of methodology

                          o  Bug fixes, enhancements, run-time
----------------------------------------------------------------------------------------------------------------

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
----------------------------------------------------------------------------------------------------------------
   FUNCTION                                 EXPERIENCE                                     REMARKS
----------------------------------------------------------------------------------------------------------------
                          improvements and process improvements

                     EME

                       o  Support Maintenance and Enhancement
                          Team

                       o  Day to day system maintenance

                       o  Change control board

                       o  Automated system maintenance tracking

                       o  Utilizes features of development processes
----------------------------------------------------------------------------------------------------------------
Configuration        NATIONAL CAR RENTAL                                       o  Change Control Board
Management                                                                        consisting of client
(CM)                   o  Change Management Committee controls                    representatives, project
                          configuration                                           coordinators meeting
                                                                                  regularly
                       o  PVCS code management tool

                     UBS                                                       o  Documented Change
                                                                                  Control Process
                       o  Change Control Committee
                                                                               o  Cross-platform change
                       o  ClearCase used for configuration                        management tool with API
                          management
                                                                               o  Established Production
                       o  Documented processes for Change control                 Deployment and Asset and
                          and review                                              version control processes

                     AT&T

                       o Documented blueprint of processes used as reference

                       o Change control process involving internal and external clients

                       o  PVCS used for code management, defects
                          management and change control

                       o  Formal software CM libraries

                     EME

                       o  Change Control Board

                       o Strategic blueprint to define systems and applications

                       o  IBM configuration management tools
----------------------------------------------------------------------------------------------------------------
Quality Assurance    NATIONAL CAR RENTAL                                       o  Periodic Audits

                       o  Model Office employed to ensure quality              o  Client Surveys
                          testing
                                                                               o  SDLC Metrics Management
                       o  Dry runs, dress rehearsals
                                                                               o  Adherence to standards and
                       o  Pseudo production environment                           processes

                       o  Client satisfaction surveys                          o  Feedback mechanisms for
                                                                                  process improvement
                       o  Defect tracking and metrics
                                                                               o  Representation of QA in
                     UBS                                                          Steering Committees

                       o  Quality manuals                                      o  Defect metrics

                       o  Project Quality Plans
----------------------------------------------------------------------------------------------------------------

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
----------------------------------------------------------------------------------------------------------------
   FUNCTION                                 EXPERIENCE                                     REMARKS
----------------------------------------------------------------------------------------------------------------
                          o  Quality Records manuals

                   AT&T

                          o  Quality gates

                          o  Walkthroughs

                          o  Sign-offs

                          o  Tracking of requirements satisfaction

                          o  Client surveys

                          o  Release post mortems

                          o  Measurements of system change
                             requirements installed on time

                   EME

                          o  Coding standards

                          o  Quality Assurance methodology
----------------------------------------------------------------------------------------------------------------
Software           NATIONAL CAR RENTAL                                         o  Documented software
Engineering                                                                       engineering processes,
Process Group             o  Model Office employed to design and refine           standards and guidelines
                             Quality processes
                                                                               o  Half yearly reviews of
                          o  Dry runs, dress rehearsals                           processes

                          o  Pseudo production environment                     o  Availability of standards on
                                                                                  corporate web
                          o  Client satisfaction surveys
                                                                               o  Compulsory training of all
                          o  Defect tracking and metrics                          personnel on processes

                   USB                                                         o  Communication of changes
                                                                                  to processes
                          o  Documented Quality Management process,
                             ISO-9000 certified                                o  Standardization sub-committee

                          o  Process handbooks                                 o  Architecture sub-committee

                          o  Quality manuals

                          o  Procedure Manuals

                          o  Standards and Guidelines

                          o  Project Quality Plans

                          o  Project Management Guide

                          o  Quality Records manuals

                   AT&T

                          o  Quality gates

                          o  Walkthroughs

                          o  Sign-offs

                          o  Tracking of requirements satisfaction

                          o  Client surveys

                          o  Release post mortems

                          o  Measurement of system change
----------------------------------------------------------------------------------------------------------------

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
----------------------------------------------------------------------------------------------------------------
   FUNCTION                                 EXPERIENCE                                     REMARKS
----------------------------------------------------------------------------------------------------------------
                           requirements installed on time

                     EME

                        o  Program Office Methodology group

                        o  Coding standards

                        o  Comprehensive formal project methodology

                        o  Best practice standards
----------------------------------------------------------------------------------------------------------------
Internet and         TENET                                                     o  Review to include staffing,
Intranet Services                                                                 performance, capacity,
                        o  Administration of Microsoft IIS V4 Webs                database, and access topics

                        o  Visual InterDev and MS Front Page                   o  Implementation of
                                                                                  performance
                        o  Managed as WEB application server by                   recommendations
                           ESM.

                        o  Test, Model Office, and Production
                           Environment for Project Support

                        o  User Support provided by help desk, User
                           publishing support available via Front Page
----------------------------------------------------------------------------------------------------------------
Coordination with    NATIONAL CAR RENTAL                                       o  Work with application and
new application                                                                   operations team to optimize
develop projects        o  Maintain, Test, Development, and                       the development
                           Production environment to allow efficient,             environment to ensure
                           controlled application development                     efficient support.

                        o  Maintain code management system and
                           trouble reporting system to track bugs and
                           resolutions.
----------------------------------------------------------------------------------------------------------------
Performance          NATIONSBANK                                               o  Develop capacity model to
management/                                                                       review ability for client
capacity planning       o  Perform capacity planning and modeling                 growth.
                           using software modeling products
                                                                               o  Review performance
                        o  Provide performance measurement reports                objectives and historical
                                                                                  data
                        o  Ensure billing data integrity
                                                                               o  Review contingency plans
                        o  Plan the architectural configuration

                        o  Forecast capacity requirements

                        o  Assist in network planning and traffic
                           analysis

                        o  Provide run time improvement planning
                           with Applications programming teams
----------------------------------------------------------------------------------------------------------------

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                                                        SOFTWARE SERVICES -- HPS

                                                         LEADING INVESTMENT BANK
--------------------------------------------------------------------------------

HPS has been involved in implementation of key projects for the investment banking arm of this bank. HPS has been working with the bank since HPS inception, and the relationship is growing stronger as projects are successfully implemented at different bank locations worldwide. The following sections describe some of the key projects that HPS has been involved in for this bank.

PROJECTS

SECURITIES SETTLEMENTS APPLICATION MIGRATION

HPS is currently executing a project to convert their Securities Trade Processing and Settlement System from its current ICL environment to an IBM platform. The migration effort would enhance the scalability, and capability to process a much increased number of trades per day. A due diligence was conducted to define the project approach and over the past six months, proof of concept has been successfully completed.

The source and target environments for this project are as follows -

Current environment:
Hardware                      ICL Series 29 mainframe
Operating System              VME
Development environment       COBOL, Application Master, SCL
Database                      IDMSX
Transaction monitor           TPMS

Target environment:
Hardware                      IBM S390
Operating System              OS/390
Development environment       C, JCL, Easytrieve report & query generator
Database                      DB2
Transaction monitor           CICS

HPS understood the project critical success factors as well as business imperatives of the bank, and defined a suitable project implementation strategy. HPS customized its standard Migration Methodology for this project to suit customer requirements and partnered with a too tool vendor that specialized in developing ICL migration tools. These customized tools enabled a great degree of automation in the migration, while allowing the functionality to be verified at each stage of the conversion. A detailed testing methodology has been worked out for this project, ensuring that the new system replicates


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the functionality accurately, and efficiently. The migration also needs to incorporate a new strategic data model in the migrated application, in line with long term strategy of the bank.

HPS is responsible for complete project management and implementation. The conversion will involve an effort of about 70 person years, with an offshore component of about 50 years. A team of 80 people is expected to work on this project, at its peak size.

YEAR 2000 REMEDIATION

HPS has successfully implemented Year 2000 remediation projects for Asia-Pacific division of the bank. Year 2000 remediation project for Forex/OTC division of the bank in London as well as in other Asia-Pacific locations are nearing completion. The environment for the applications to be remediated was as follows -

HARDWARE       IBM VSE MAINFRAME
SOFTWARE       VS COBOL II, VSAM, VSE JCL, CICS, IBM ASSEMBLER
RDBMS          SQL Server ADABAS
TOOLS          CICS, PowerBuilder

HPS has been responsible for complete project management and the projects included the following phases -

o    Year 2000 Impact Analysis

o    VS COBOL to VS COBOL II conversion

o    Y2K renovation

o    Unit testing

HPS has also been involved in the Year 2000 program management, Desktop Applications Inventory and Year 2000 Impact Assessment, customizing Asset Management software for Year 2000, Web enabling Change Management Tools as part of the bank's worldwide Year 2000 program.

The HOS capability was clearly demonstrated when Zero bugs were discovered during User Acceptance Test in applications that HPS renovated for Year 2000.

                                                       EAST MIDLANDS ELECTRICITY
--------------------------------------------------------------------------------

East Midlands Electricity (EME) is the third largest regional electric company in the United Kingdom and services 2.1 million customers. Because of industry privatization and regulatory changes, EME was contending with increased competition and customer service demands, mismatched info/infrastructures, and skyrocketing operating costs. To overcome these challenges, EME engaged Perot Systems in an enterprise transformation partnership in which Perot Systems is responsible for providing consultation and implementation for all aspects of EME's information services. The 12 year business partnership seeks to transform business processes, re-engineer systems and implement


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best practices of data management. IS strategy is developed to support goals and changes needed to meet these goals including re-organization. Systems developed include GIS, Financials, and Customer Service.

EME is currently recognized as being the least cost-per-customer and least cost-per-unit electricity distributor in the United Kingdom. Perot Systems is developing a 10-year IS strategy and technical architecture to help maintain this advantage and lead EME through industry privatization. These efforts will help EME become a leader in the "new" energy industry in England and are considered by many to be the benchmark against which energy industry transformation initiatives around the world should be measured.

The corresponding IS environment comprises IBM Legacy Systems with CICS/VSAM Application and Networked PC Desktop Infrastructure.

HPS is involved onsite to provide software maintenance services for both EME's mainframe and PC LAN environment. HPS lends infrastructure support to EME through LAN support and Desktop technicians for project BUIM-ization.

YEAR 200 PROJECT

In 1996, EME awakened to the fast approaching Year 200 problem, and invited HCL Perot Systems (HPS) to conduct the Business Impact Assessment (BIA) on their systems. A seven member team composed of consultants from HPS and their partners HCL James Martin (HJM) conducted the six week assessment study in early 1997. The team used The System Redevelopment Methodology (TSRM) to evaluate the Year 2000 impact on the EME systems. TSRM is recognized by respected organizations such as the Gartner Group as one of the leading methodologies for Systems Redevelopment. The main objectives of the Year 2000 were:

     o Prioritization of the Perot Systems supported EME application portfolio date impacted by Year 2000 considerations

     o High level estimate of the effort required to fix/renovate the impacted applications

     o Compilation of a hardware/software inventory including third party applications

     o Compilation of tools inventory that can be used for the ensuing technical assessment, pilot and renovation

The IT infrastructure at EME is composed of a Amdahl, HP and Digital systems and the total lines of code exceed 7 million. The programs have been developed primarily in Cobol and use IMS, CICS, and VSAM. Besides, there exist some application systems on Ingres and Oracle too. HPS has been involved in renovating the EME applications for Year 2000 compliance and the project is slated to complete by end 1998.

M&G
--------------------------------------------------------------------------------

M&G, the largest unit trust (mutual fund) provider in the UK knew how important it was for business to prepare their systems for when the calendar reaches the year 2000. M&G, as typical of most financial service companies, had multiple systems, multiple


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versions of systems software, outdated software versions, etc. The only common element of the systems was that ALL the investment calculations rely on a valid date. The challenge was not solely with the program code changes, but the conversion of an entire corporate production environment.

M&G selected Perot Systems and HCL Perot Systems over other competitors [IBM, Amdahl, Gatton Consulting, TaTa, ViaSoft, Millennium (UK) and Total Systems] to address this problem. Our solution provided risk reduction and managed costs to M&G. It also released the M&G IT staff to focus on equally critical business initiatives. The off-site approach provided a quick ramp-up of skilled staff which utilized a factory-like/automated approach which increased the probability of delivery.

The M&G Year 2000 outsourcing project utilized a combination of Perot Systems, HPS and M&G personnel. M&G has 40 different systems containing 6.5 million lines of code, none of which were century date-compliant. The project involved approximately 45 man-years of effort. It began in March 1997, with 28 man-years of effort to be completed by HPS.

The scope of the Year 2000 Project for HPS included:

o Conversion of M&G mainframe applications portfolio to make them Century Date Change (CDC) compliant

o  Unit testing of the converted applications to defined testing criteria

o Integration and validation of the converted systems to the production environment

o Coordination with M&G IT Services Group to ensure that they make the system software CDC compliant, coordinating with the M&G IT Development Team to ensure that PC and UNIX related applications comply with CDC requirements, and coordinating with the third party software vendors on issues relating to CDC compliance.

METHODOLOGY

HPS customized its standard Year 2000 Remediation methodology for M&G, to enable COBOL version upgrades to COBOL II and base application changes which are retrofitted into the Year 2000 converted code. This enabled M&G to change the application functionality even while it was being made Year 2000 compliant.

The Year 2000 impact analysis and preliminary renovation were carried out using Beyond 1999 tool. HPS conceptualized and developed a mainframe-based tool that converted COBOL programs to COBOL II. It automated almost 80-90% of the conversion effort in the COBOL II migration phase of the project and demonstrated its usefulness many times over.

CRITICAL SUCCESS FACTORS

o  Blended HPS, M&G and Perot personnel in the project team

o  Offshore advantage

o HPS' ability to identify, train and assign personnel on the project at short notice


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o    Rotation of Onsite assignments to minimize attrition

o    HPS' domain expertise in Year 2000 analysis and renovation

o    Pro-active identification and fabrication of migration & renovation tools

ENVIRONMENT

Hardware            IBM MVS MAINFRAME

Software COBOL, COBOL II, JCL, CICS EASYTRIEVE, EASYTRIEVE PLUS, SAS, UFO, MANTIS, COBOL/XE

RDBMS               IMS

Tools               Endeavor CICS, CCD Online's Beyond 1999


                                                                            AT&T
--------------------------------------------------------------------------------

UNIVERSAL BILLING SYSTEM

The "Universal Platform Program" is an AT&T initiative to replace the legacy billing systems with integrated applications that support a broad range of products, services and customers. The main components of Universal Billing (UB) Initial platform are Universal Billing (delivering billing and selective maintenance functions) and Universal Ordering (delivering service establishment and account maintenance functions). Initial delivery of the Universal Platform is focused on implementing the new Universal Billing system and the associated interfacing system changes, with continued reliance on legacy ordering and provisioning system. It also involves enhancements to the customer database and Account Maintenance systems to support the Universal Billing System. The UB Conversion System is being developed to migrate/convert existing customers to the new billing system. The Data Conversion Approach outlines a recommendation for converting the pilot customer data from legacy systems to the Universal Biller environment.

BIDS

The project is aimed at the maintenance & new features development of the billing system BIDS of AT&T, US. The two components of this project are CMM and CBS. Onsite knowledge transfer is in progress and offshore work is going on the Pilot project. The Hardware consists of IBM Mainframe and the software environment comprises MVS, CICS, JCL, Windows NT, Unix as operating systems; COBOL language; DB2 and Informix as RDBMS.

CMM & CBS RELEASE SUPPORT

HPS started by providing professional services for Customer Media Management
(CMM) release 97.1. The HPS team worked with the AT&T and CIBER team initially and then the overall charge of CMM was handed over to HPS in Jan-1997. HPS has since been handling all the TRs for the CMM New releases.

HPS has done a pilot project for AT&T in the HPS offshore software development facility. HPS proposed to do the pilot in order to gain the client's confidence in HPS offshore development methodology. The pilot comprised generating the CMM release


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97.1 from CMM release 96.4 by incorporating the requirement specifications provided by AT&T.

Contract Billing System (CBS) is another component of the billing system where HPS has to provided services to AT&T. As the first step, a seven member team for knowledge transfer (KT) on CBS was formed onsite comprising HPS and PSC associates. A 25-member team was engaged in CBS KT in the HPS offshore facilities at Noida.

CRITICAL SUCCESS FACTORS

o    Zero start-up time to begin work and become productive

o    Strong and proven contingency and rollback planning experience

o Experience and knowledge of effectively planning business systems operations impacts and contingencies into the conversion process

o    Minimal learning curve

o Knowledge of the billing applications, including the complex underlying data structures

o    The capability and understanding to deal with large data volume issues

o Immediate availability of experienced personnel in the applicable technologies

o In-place and proven processes and methodologies to effectively manage application development and implementation to meet schedule and commitments

ENVIRONMENT

HARDWARE                          IBM MAINFRAME, HP-9000
SOFTWARE                          MVS, JCL, COBOL, VSAM, HP-UX,
                                  Pro*C, PL/SQL, UNIX SHELL SCRIPT
RDBMS                             DB2, ORACLE 7.3
DBMS                              IMS
TOOLS                             EXPEDITER, FILE-AID, ARMS AND
                                  PLATINUM

                                                                TELEKOM MALAYSIA
--------------------------------------------------------------------------------

Telekom Malaysia with a vision for the 21st century has decided to transition from the existing legacy system based billing system to the state-of-the-art UNIX/Oracle/Object Oriented based solution. This project would enable Telekom Malaysia in combating the increasing competition by making the new systems more flexible to future enhancements and improving customer satisfaction. The new multi-state, multi-line New Billing System would enhance Telekom Malaysia's ability to meet future business requirements and improve productivity.

The existing billing system of Telekom Malaysia (CASS) runs on primarily IBM and Fujitsu mainframe environments. The application has been mainly developed in Cobol. There are almost 1400 programs in the existing CASS application, which includes both batch and online programs. The approximate number of LOCs in these programs is close to one million. The CASS system has been patched over a long period, and its Cobol based structure provides little versatility to make future enhancements.

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Telekom Malaysia wants to implement a state-of-the-art New Billing System on a
UNIX/Oracle based environment. NBS would incorporate a number of enhancements over the older CASS system, which the users have been demanding over a long period of time. Moreover, Telekom Malaysia has decided to use modern object-oriented techniques to implement NBS that would simplify the implementation of future enhancements to NBS. The target hardware for NBS has yet to be decided. However, Telekom Malaysia plans to have UNIX based systems, with Oracle as the database. It is planned to execute the project in an iterative fashion. The system would be implemented in four releases and each release would build over the previous release by adding on the class libraries.

The HPS Scope of Work comprised of Requirements Analysis Study, High Level Design of NBS Release 1, Construction and Testing of NBS Release 1, Integration and Implementation of Release 1. This includes the following modules:

o    Pricing and Discounting (Simple and Basic)

o    Converter (CASS & Data Services)

o    Bill Calculation

o    Document Production (No messages and Normal Bill)

o    Customer Hierarchy

o    Product Hierarchy

METHODOLOGY

HPS uses the Booch Object-Oriented Analysis and Design methodology for this project, with Rational Rose as the Object Oriented CASE Tool. HPS also has an Object-Oriented Development Handbook as part of its Quality Management System, which is used extensively during this project.

The OO implementation uses ANSI C++, Roguewave Collection classes, a Rule Engine and Utility classes for Database access, File I/O, Error handling, Host access, Audit Control, Chekpointing etc. As the business rules related to the application are managed by the 'Rule Engine', the application is highly resilient to the changes.

ENVIRONMENT

Software       HP UX 10.20
Software       ANSI C++, Shell Scripts
RDBMS          Oracle 7.2.x
Tools          RogueWave Tools.h++, DBTools.h++,
               Rational Rose, Clearcase, Purify, Quantifier

Telekom Malaysia has been extremely satisfied with HPS. Based on the expertise we have gained together on this project, TM plans to provide similar solutions to Telecom companies in Thailand, Hong Kong and South Africa.

To quote Mr. Ahmad Rosdi Mohamed Razali, General Manager Information Technology Division, Telekom Malaysia, "HPS has been working with us very successfully in developing the New Billing System".

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                                                    INTERNATIONAL CLEARING HOUSE
--------------------------------------------------------------------------------

HPS has been associated with a large international clearing house and custodian from May 1998. HPS is now working with the client to enhance their current custody processing operations. The project involves

o enhancing existing client-server systems to handle a range of corporate actions and to enable straight-through processing of corporate action events

o    re-engineering mainframe systems to the client-server environment

o    maintenance of existing systems until the enhanced system is implemented

o enhancing workstations at the client's customer locations to enable online custody processing

A multi-locational HPS team, based in Europe, USA and India, will work on this project to deliver the system to challenging deadlines.

HPS associates initially worked with the client to analyze their existing systems to determine how to minimize the maintenance effort required, and to take the system offshore to India for maintenance. As part of the analysis made a number of recommendations to enable easier maintenance and to ensure system stability, which the client is in the process of implementing with HPS support.

HPS associates also conducted an audit of the workstation software being maintained by a third-party vendor. The client is in the process of implementing HPS recommendations.

ENVIRONMENT

HARDWARE            Sun Solaris, PC
SOFTWARE            C, C++, Clearcase, Smalltalk,
TOOLS               PVCS

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                                                HPS ORGANIZATIONAL EXPERIENCES -
                                                                         SUMMARY
--------------------------------------------------------------------------------

    CLIENT                                                   PROJECT
    ------                                                   -------
Leading                      o  Conversion of Securities Settlement System from its current ICL
Investment Bank                 environment to an IBM platform

                             o  Migration of Spreadsheet Software from WingZ to Ms-Excel

                             o  Migration from VS COBOL to VS COBOL II conversion

                             o  Y2K renovation

                             o  Year 2000 Impact Assessment for Client-Server Systems

                             o  Global Distributed Infrastructure Program (GDIP) initiative, which aims to make the IT infrastructure at SBC standardized worldwide

                             o  Customization and management of a third party asset management system

East midlands                o  Y2K Conversion
Electricity, UK

AT&T, USA                    o  Maintenance & new features development of the billing system

M&G, UK                      o  Y2K Conversion

Telekom Malaysia             o  New Billing System

                             o  Call Detail Information System

Fuji Research                o  System for controlling the processing of raw materials to manufacture
Institute                       semiconductor components in a dedicated offshore lab and onsite
Corporation

J.P.Morgan                   o  Maintenance of applications in Smalltalk in a dedicated offshore lab

NationsBank,                 o  Implementing Change, Problem, Configuration and Notification
Dallas, USA                     Management on an enterprise-wide basis

Telstra                      o  Year 2000 remediation

Department of                o  Food Information & Nutrient Database
Nutrition, Govt. of
Singapore


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[PEROT SYSTEMS LOGO]                                                     Page 36